SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 2, 2004 _______________________________________________

VALLEY NATIONAL BANCORP _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

New Jersey ________________________________ (State or Other Jurisdiction of Incorporation)	1-11277 _________________________________ (Commission File Number)	22-2477875 ______________________________ (I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey __________________________________________________________________ (Address of Principal Executive Offices)	07470 ___________________(Zip Code)

Registrant’s telephone number, including area code	(973) 305-8800 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into a Material Definitive Agreement

On December 2, 2004, Valley National Bancorp and Valley National Bank entered into an Agreement and Plan of Merger with Shrewsbury Bancorp and Shrewsbury State Bank, a New Jersey commercial bank. Pursuant to the agreement, Shrewsbury Bancorp will be merged with and into Valley National Bancorp, with Valley National Bancorp as surviving corporation. Immediately thereafter Shrewsbury State Bank will be merged into Valley National Bank. Pursuant to the terms of the Merger Agreement, Shrewsbury Bancorp shareholders will receive, for each share of Shrewsbury Bancorp common stock, either (i) that number of shares of the common stock of Valley National Bancorp equal to the Exchange Ratio ($48 divided by the Average Closing Price as defined in the Merger Agreement) or (ii) $48 in cash.

Closing of the acquisition, which Valley anticipates will occur in early 2005, is contingent on regulatory approvals and the satisfaction of certain closing conditions by Shrewsbury Bancorp including the approval of Shrewsbury’s shareholders. The merger consideration discussed above may be reduced based on Shrewsbury’s shareholders equity shortly before closing. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances Shrewsbury Bancorp may be required to pay Valley National Bancorp a termination fee of $4,125,000. The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1, and is incorporated herein by reference. A copy of the joint press release issued on December 2, 2004 is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find it

In connection with the proposed merger, Valley intends to file a Proxy Statement/Prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Proxy Statement/Prospectus (when available) and other documents filed by Valley with the Commission at the Commission’s web site at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus, once available, in conjunction with Valley’s other filings with the Commission may also be obtained from Valley. Free copies of Valley’s filings may be obtained by directing a request to Valley, Dianne Grenz, Senior Vice President, Shareholder Relations, 1455 Valley Road, Wayne, NJ 07470.

Participants in the Solicitations

Shrewsbury, its directors, executive officers and certain members of management and employees may be soliciting proxies from Shrewsbury’s stockholders in favor of the adoption of the merger agreement. A description of any interests that Shrewsbury’s directors and executive officers have in the merger will be available in the Proxy Statement/Prospectus.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated December 2, 2004, among Valley National Bancorp, Valley National Bank, Shrewsbury Bancorp and Shrewsbury State Bank.

99.1	Press Release, dated December 2, 2004, regarding the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2004	VALLEY NATIONAL BANCORP By: /s/ Alan D. Eskow —————————————— Name: Alan D. Eskow Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 2, 2004, among Valley National Bancorp, Valley National Bank, Shrewsbury Bancorp and Shrewsbury State Bank.

99.1	Press Release, dated December 2, 2004, regarding the Agreement and Plan of Merger.